PSEG CONFIDENTIAL

                                                                      EXHIBIT 99

        Certification Pursuant to Section 1350 of Chapter 63 of Title 18
                            of the United States Code

     I, E. James Ferland, Chief Executive Officer of Public Service Enterprise Group Incorporated, to the best of my knowledge, certify that (i) the Annual Report of Public Service Enterprise Group Incorporated on Form 10-K for the year ended December 31, 2002 (the "Periodic Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of Public Service Enterprise Group Incorporated.

                                         /s/ E. James Ferland
                                         ---------------------------------------
                                         E. James Ferland
                                         Public Service Enterprise Group
                                           Incorporated
                                         Chairman of the Board, President and
                                         Chief Executive Officer
                                         February 25, 2003